Exhibit 10.64

INTELLECTUAL PROPERTY SECURITY AGREEMENT

This Intellectual Property Security Agreement (“Agreement”) is entered into as of February 11, 2026, by and between (a) JPMORGAN CHASE BANK, N.A. (“Lender”), as the lender party to the Credit Agreement referred to below, and (b) (i) DRONE NERDS, LLC, a Florida limited liability company (the “Company”) and (ii) Anzu Robotics, LLC, a Delaware Limited Liability Company (“Anzu”; the Company and Anzu, collectively, the “Grantors” and each, individually, a “Grantor”).

RECITALS

A. Lender has agreed to make certain advances of money and to extend certain financial accommodation (the “Loans”) to the Loan Parties (as defined in the Credit Agreement), in the amounts and manner set forth in that certain Credit Agreement by and among Lender and the Loan Parties dated as of the same date hereof (as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, collectively, the “Credit Agreement”; capitalized terms used herein are used as defined in the Credit Agreement). Lender is willing to make the Loans to the Loan Parties, but only upon the condition, among others, that Grantor shall grant to Lender a security interest in the Collateral, including certain Copyrights, Trademarks, and Patents (as each term is described below) to secure the obligations of Grantor under the Credit Agreement.

B. Pursuant to the terms of the Security Agreement, dated as of the date hereof (as the same may be amended, modified or supplemented from time to time, the “Security Agreement”), by and among Lender and the Loan Parties, Grantor has granted to Lender a security interest in all of Grantor’s right, title and interest, whether presently existing or hereafter acquired, in, to and under all of the Collateral.

NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, and intending to be legally bound, as collateral security for the prompt and complete payment when due of its obligations under the Credit Agreement, Grantor hereby represents, warrants, covenants and agrees as follows:

AGREEMENT

1. Grant of Security Interest. Grantor grants and pledges to Lender a security interest in all of Grantor’s right, title and interest in, to and under its intellectual property (all of which shall collectively be called the “Intellectual Property Collateral”), including, without limitation, the following:

(a) Any and all copyright rights, copyright applications, copyright registrations and like protections in each work or authorship and derivative work thereof, whether published or unpublished and whether or not the same also constitutes a trade secret, now or hereafter existing, created, acquired or held, including without limitation those set forth on Exhibit A attached hereto (collectively, the “Copyrights”);

(b) Any and all trade secrets, and any and all intellectual property rights in computer software and computer software products now or hereafter existing, created, acquired or held;

(c) Any and all design rights that may be available to Grantor now or hereafter existing, created, acquired or held;

(d) All patents, patent applications and like protections including, without limitation, improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same, including without limitation the patents and patent applications set forth on Exhibit B attached hereto (collectively, the “Patents”);

(e) Any trademark and servicemark rights, whether registered or not, applications to register and registrations of the same and like protections, and the entire goodwill of the business of Grantor connected with and symbolized by such trademarks, including without limitation those set forth on Exhibit C attached hereto (collectively, the “Trademarks”);

(f) Any and all claims for damages by way of past, present and future infringements of any of the rights included above, with the right, but not the obligation, to sue for and collect such damages for said use or infringement of the intellectual property rights identified above;

(g) All licenses or other rights to use any of the Copyrights, Patents, or Trademarks, and all license fees and royalties arising from such use to the extent permitted by such license or rights;

(h) All amendments, extensions, renewals and extensions of any of the Copyrights, Trademarks, or Patents; and

(i) All proceeds and products of the foregoing, including without limitation all payments under insurance or any indemnity or warranty payable in respect of any of the foregoing.

provided, that in no event shall any Intellectual Property Collateral include any Excluded Property.

2. Recordation. The parties hereto authorize and request that the Commissioner of Patents, the Commissioner for Trademarks and the Register of Copyrights of the United States record this security interest in the Intellectual Property Collateral.

3. Authorization. Grantor hereby authorizes Lender to (a) modify this Agreement unilaterally by amending the exhibits to this Agreement to include any Intellectual Property Collateral which Grantor obtains subsequent to the date of this Agreement, and (b) file a duplicate original of this Agreement containing amended exhibits reflecting such new Intellectual Property Collateral.

4. Loan Documents. This Agreement has been entered into pursuant to and in conjunction with the Security Agreement, which is hereby incorporated by reference. The provisions of the Security Agreement shall supersede and control over any conflicting or inconsistent provision herein. The rights and remedies of Lender with respect to the Intellectual Property Collateral are as provided by the Credit Agreement, Security Agreement and related documents, and nothing in this Agreement shall be deemed to limit such rights and remedies.

5. Execution in Counterparts. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or in electronic (i.e., “pdf” or “tif” format) shall be effective as delivery of a manually executed counterpart of this Agreement.

6. Successors and Assigns. This Agreement will be binding on and shall inure to the benefit of the parties hereto and their respective successors and assigns.

7. Governing Law. This Agreement and any claim, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Agreement and the transactions contemplated hereby and thereby shall be governed by, and construed in accordance with, the laws of the United States and the State of New York, without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction).

[Signatures included on the following page]

IN WITNESS WHEREOF, the parties have caused this Intellectual Property Security Agreement to be duly executed by its officers thereunto duly authorized as of the first date written above.

GRANTOR:

Address:	DRONE NERDS, LLC

	By:	/s/ Rafael Sonder
	Name:	Rafael Sonder
	Title:	Chief Financial Officer

ANZU ROBOTICS, LLC

	By:	/s/ Randall Warnas
	Name:	Randall Warnas
	Title:	Chief Executive Officer

[Signature Page to Intellectual Property Security Agreement]

LENDER:

Address:	JPMORGAN CHASE BANK, N.A.

	By:	/s/ Scott Cowan
	Name:	Scott Cowan
	Title:	Authorized Officer

[Signature Page to Intellectual Property Security Agreement]

EXHIBIT A

Copyrights

EXHIBIT B

Patents

EXHIBIT C

Trademarks